EXHIBIT(a)(71)

THE RBB FUND, INC.

ARTICLES OF AMENDMENT

THE RBB FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The charter of the Corporation is hereby amended by changing the designation of the following classes of shares of common stock, par value $.001 per share, of the Corporation as set forth in the table below:

Old Designation	New Designation
Class VV Robeco Boston Partners All Cap Value Fund-Institutional Class	Class VV Boston Partners All Cap Value Fund-Institutional Class
Class WW Robeco Boston Partners All Cap Value Fund-Investor Class	Class WW Boston Partners All Cap Value Fund-Investor Class
Class DDD Robeco Boston Partners Small Cap Value II Fund-Institutional Class	Class DDD Boston Partners Small Cap Value II Fund-Institutional Class
Class EEE Robeco Boston Partners Small Cap Value II Fund-Investor Class	Class EEE Boston Partners Small Cap Value II Fund-Investor Class
Class III Robeco Boston Partners Long/Short Equity Fund-Institutional Class	Class III Boston Partners Long/Short Equity Fund-Institutional Class
Class JJJ Robeco Boston Partners Long/Short Equity Fund-Investor Class	Class JJJ Boston Partners Long/Short Equity Fund-Investor Class
Class UUU Robeco WPG Small/Micro Cap Value Fund	Class UUU WPG Partners Small/Micro Cap Value Fund
Class AAAAA Robeco Boston Partners Long/Short Research Fund-Institutional Class	Class AAAAA Boston Partners Long/Short Research Fund-Institutional Class
Class BBBBB Robeco Boston Partners Long/Short Research Fund-Investor Class	Class BBBBB Boston Partners Long/Short Research Fund-Investor Class
Class CCCCC Robeco Boston Partners Global Equity Fund-Institutional Class	Class CCCCC Boston Partners Global Equity Fund-Institutional Class
Class DDDDD Robeco Boston Partners Global Equity Fund-Investor Class	Class DDDDD Boston Partners Global Equity Fund-Investor Class
Class JJJJJ Robeco Boston Partners Global Long/Short Fund-Institutional Class	Class JJJJJ Boston Partners Global Long/Short Fund-Institutional Class
Class KKKKK Robeco Boston Partners Global Long/Short Fund-Investor Class	Class KKKKK Boston Partners Global Long/Short Fund-Investor Class

SECOND: The foregoing amendment to the charter of the Corporation was approved unanimously by the Board of Directors.  The foregoing amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation law to be made without action by the stockholders of the Corporation.

THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, The RBB Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 10th day of December, 2014.

ATTEST:	THE RBB FUND, INC.

/s/ Diane Drake	By:	/s/ Salvatore Faia
Diane Drake		Salvatore Faia
Secretary		President